UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

Developments Relating to Our Second Quarter Redemptions

Under the Class E share redemption program (the “Class E SRP”) of Dividend Capital Diversified Property Fund, Inc. (the “Company,” “we,” “our” or “us”) that is currently in effect, funds for redemptions made at the end of each quarter are generally limited to an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in our public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, W and I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of stockholders during such calendar quarter. However, our board of directors may from time to time, but is not obligated to, authorize funds for redemptions of Class E shares in greater or lower amounts. The foregoing limitation is referred to as the “Quarterly Redemption Cap.” Notwithstanding the Class E liquidity level desired by our board of directors, pursuant to the Class E SRP, we will not redeem during any consecutive 12-month period more than five percent of the number of Class E shares of common stock outstanding at the beginning of such 12-month period (excluding certain redemptions made in connection with a stockholder’s death or disability) (referred to herein as the “Aggregate Redemption Cap”).

On May 13, 2015, our board of directors approved an increase in the Quarterly Redemption Cap for the second quarter of 2015 to the maximum possible amount of redemptions without exceeding the Aggregate Redemption Cap. Despite this increase in the Quarterly Redemption Cap for the second quarter of 2015, we are not obligated to redeem shares of our common stock under the Class E SRP.

This increased Quarterly Redemption Cap applicable to redemption requests in the second quarter of 2015 is expected to be approximately $31.9 million (the “Second Quarter Redemption Cap”), which includes the additional amount the board of directors intends to make available. In addition, we expect to redeem 100% of the qualifying redemption requests made in connection with a stockholder’s death or disability. Through June 15, 2015 (the “Deadline”), the last day for second quarter 2015 redemption requests to be submitted under the Class E SRP, we had received requests to redeem approximately 20.6 million shares of common stock (the “Total Second Quarter Redemption Requests”), approximately 581,000 of which are for qualifying death and disability redemption requests. Based on application of the Second Quarter Redemption Cap, we expect that requesting stockholders whose requests were received on or before the Deadline will be redeemed pro rata.

Based on the June 24, 2015 NAV of $7.29 per Class E share, we expect to redeem, for the second quarter of 2015, approximately 24% of the Class E shares requested to be redeemed on or before the Deadline, including all shares requested pursuant to qualifying death and disability requests. We expect that Class E shares requested to be redeemed on or before the Deadline pursuant to requests other than qualifying death and disability requests will be satisfied on a pro rata basis and that approximately 22% of such shares (the “Pro Rata Percentage”) will be redeemed. The actual Pro Rata Percentage of redemptions will be determined, in part, based on the NAV per share on June 30, 2015 pursuant to the terms of the Class E SRP. A copy of the Class E SRP was mailed to stockholders, was included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2012, and is also available on our web site at www.dividendcapitaldiversified.com. In accordance with the Class E SRP, any portion of a redemption request of a stockholder that is not honored will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter (subject to the applicable Quarterly Redemption Cap and all other terms and conditions of the Class E SRP). We will not retain redemption requests that are not honored.

The Second Quarter Redemption Cap, Total Second Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Pursuant to the terms of the Class E SRP, stockholders who submitted timely redemption requests may withdraw their requests, in whole or in part, by submitting a written request that we receive on or before June 30, 2015. In addition, any stockholder who has requested redemption and is a participant in our distribution reinvestment plan will remain a participant in the distribution reinvestment plan unless we receive written notice terminating the stockholder’s participation in accordance with the distribution reinvestment plan. Any stockholder that wishes to withdraw a redemption request or terminate their participation in the distribution reinvestment plan should submit the same in writing to:

Dividend Capital Diversified Property Fund Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219079

Kansas City, MO 64105.

Forward-Looking Statements

This current report includes “forward-looking statements” regarding redemptions under the Company’s Class E SRP. These statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of current conditions, expected future developments and other factors the Company believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause the Second Quarter Redemption Cap, Total Second Quarter Redemption Requests and Pro Rata Percentage to vary are future sales and redemptions of the Company’s shares of common stock and whether the Company’s board of directors authorizes funds for redemptions of Class E shares in greater or lower amounts than the standard Quarterly Redemption Cap. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

June 25, 2015	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer